                                                                          Page 1
Chase Manhattan Auto Grantor Trust 1996-B

                                                 Statement to Certificateholders
                                                 December 15 2000



 DISTRIBUTION IN DOLLARS
 -----------------------
          ORIGINAL           PRIOR                                                                                    CURRENT
          FACE               PRINCIPAL                                                      REALIZED     DEFERRED     PRINCIPAL
CLASS     VALUE              BALANCE            PRINCIPAL      INTEREST     TOTAL           LOSES        INTEREST     BALANCE
-----     ---------          -----------        ----------     --------     ------          ---------    --------     -----------

A         1,478,422,107.71   64,078,738.55      8,834,528.06   352,967.05   9,187,495.11    0.00         0.00         55,244,210.49
B            45,725,000.00    1,981,842.85        273,236.44    11,164.38     284,400.82    0.00         0.00          1,708,606.41
TOTALS    1,524,147,107.71   66,060,581.40      9,107,764.50   364,131.43   9,471,895.93    0.00         0.00         56,952,816.90





    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                 PASS-THROUGH RATES
    ---------------------------------------------                                                 ------------------
              PRIOR                                                           CURRENT                         CURRENT
              PRINCIPAL                                                       PRINCIPAL        CLASS          PASS THRU
CLASS         FACTOR           PRINCIPAL       INTEREST        TOTAL          FACTOR                          RATE
-----         ----------       ---------       --------        -----          ----------       ------         --------------
A             43.34265445      5.97564661      0.23874579      6.21439240     37.36700784      A              6.610000 %
B             43.34265391      5.97564658      0.24416359      6.21981017     37.36700733      B              6.760000 %
TOTALS        43.34265444      5.97564661      0.23890832      6.21455494     37.36700782








IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

Kimberly Costa
The Chase Manhattan Bank - Structured Finance Services
450 W. 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-3247
Email: kimberly.k.costa@chase.com

                                (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 2
Chase Manhattan Auto Grantor Trust 1996-B

                                                December 15 2000
                                                STATEMENT TO CERTIFICATEHOLDERS

                                                Due Period                   51
                                                Due Period Beg Date    11/01/00
                                                Due Period End Date    11/30/00
                                                Determination Date     12/08/00

Section 5.8(iii) Servicing Fee
Section 5.8(iii) Servicing Fee per $1000

Section 5.8(v) Pool Balance at the end of the Collection Period

Section 5.8(vi) Net Losses for Collection Period

Section 5.8(vii) Carryover Shortfall for Collection Period

       Class A Interest           0.00
       Class B Interest           0.00
       Class A Principal          0.00
       Class B Principal          0.00
       TOTAL                      0.00

Section 5.8(viii) Reserve Account Balance after Disbursement

Section 5.8(ix) Specified Reserve Account Balance

Section 5.8(x) Repurchase Amounts for Repurchased Receivables

       By Seller                       0.00
       By Servicer                86,033.77
       TOTAL                      86,033.77

Chase Manhattan Auto Grantor Trust 1996-B

                                                              December 15 2000

Section 5.8(xi) Advance Summary for Collection Period

       Unreimbursed Advances for Previous Period                 3,916,047.43
       Unreimbursed Advances for Period                          3,910,944.81
       Change From Previous Periods                                 -5,102.62

       Reimbursed advance from collections                          82,340.11
       Reimbursed advance from liquidation proceeds                 11,597.68
       Reimbursed advance from reserve account withdrawals               0.00

                                (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION